News Release

Virtus Investment Partners Announces Financial Results for Third Quarter 2025

▪Earnings Per Share - Diluted of $4.65; Earnings Per Share - Diluted, as Adjusted, of $6.69
▪Total Sales of $6.3B; Net Flows of ($3.9B); Assets Under Management of $169.3B

Hartford, CT, October 24, 2025 - Virtus Investment Partners, Inc. (NYSE: VRTS) today reported financial results for the three months ended September 30, 2025.

Financial Highlights (Unaudited)
(in millions, except per share data or as noted)

	Three Months Ended			Three Months Ended
	9/30/2025	9/30/2024	Change	6/30/2025	Change
U.S. GAAP Financial Measures
Revenues	$216.4	$227.0	(5%)	$210.5	3%
Operating expenses	$169.3	$171.8	(1%)	$165.3	2%
Operating income (loss)	$47.1	$55.3	(15%)	$45.2	4%
Operating margin	21.7%	24.3%		21.5%
Net income (loss) attributable to Virtus Investment Partners, Inc.	$31.9	$41.0	(22%)	$42.4	(25%)
Earnings (loss) per share - diluted	$4.65	$5.71	(19%)	$6.12	(24%)
Weighted average shares outstanding - diluted	6.867	7.176	(4%)	6.922	(1%)

Non-GAAP Financial Measures (1)
Revenues, as adjusted	$196.7	$205.1	(4%)	$191.0	3%
Operating expenses, as adjusted	$131.7	$134.7	(2%)	$131.2	—%
Operating income (loss), as adjusted	$65.0	$70.5	(8%)	$59.8	9%
Operating margin, as adjusted	33.0%	34.4%		31.3%
Net income (loss) attributable to Virtus Investment Partners, Inc., as adjusted	$45.9	$49.6	(7%)	$43.3	6%
Earnings (loss) per share - diluted, as adjusted	$6.69	$6.92	(3%)	$6.25	7%

(1) See the information beginning on page 10 for reconciliations to the most directly comparable U.S. GAAP measures and other important disclosures

Earnings Summary
The company presents U.S. GAAP and non-GAAP earnings information in this release. Management believes that the non-GAAP financial measures presented reflect the company’s operating results from providing investment management and related services to individuals and institutions and uses these measures to evaluate financial performance. Non-GAAP financial measures have material limitations and should not be viewed in isolation or as a substitute for U.S. GAAP measures. Non-GAAP information and reconciliations to the most comparable U.S. GAAP measures can be found beginning on page 10 of this earnings release.

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | virtus.com

Virtus Investment Partners, Inc. 2.

Assets Under Management and Asset Flows
(in billions)

	Three Months Ended			Three Months Ended
	9/30/2025	9/30/2024	Change	6/30/2025	Change
Ending total assets under management	$169.3	$183.7	(8%)	$170.7	(1%)
Average total assets under management	$170.3	$176.0	(3%)	$167.0	2%
Total sales	$6.3	$6.6	(5%)	$5.6	12%
Net flows	$(3.9)	$(1.7)	123%	$(3.9)	(2%)

Total assets under management of $169.3 billion at September 30, 2025 compared with $170.7 billion in the prior quarter as market performance and positive net flows in exchange-traded funds (ETFs) were more than offset by net outflows in other products. In addition, the company provided services to $1.8 billion of other fee-earning assets that are not included in assets under management.
Total sales of $6.3 billion increased 12% from $5.6 billion in the prior quarter. Institutional sales of $2.0 billion increased from $1.3 billion and included the issuance of a $0.4 billion collateralized loan obligation (CLO). Retail separate account sales of $1.4 billion were consistent with the prior quarter. Open-end fund sales of $2.8 billion were essentially unchanged and included $0.9 billion of ETF sales, the highest quarterly level.
Net flows of ($3.9) billion were unchanged from the prior quarter. Institutional net flows of ($1.5) billion compared with ($2.2) billion and were primarily due to large-cap growth. Retail separate account net flows of ($1.2) billion compared with ($0.8) billion with net outflows led by small- and small/mid-cap strategies. Open-end fund net flows, which included $0.9 billion of positive ETF net flows, were ($1.1) billion and compared with ($1.0) billion in the prior quarter as positive net flows in fixed income and alternatives were more than offset by net outflows in equity strategies.

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | virtus.com

Virtus Investment Partners, Inc. 3.

GAAP Results
Operating income of $47.1 million increased from $45.2 million in the prior quarter reflecting a 4% increase in revenues due to higher average assets under management, partially offset by a 2% increase in operating expenses. The increase in operating expenses was primarily due to discrete business initiative expenses, higher employment expenses due to variable incentive compensation, and the impact in the prior quarter of a fair value adjustment to contingent consideration.

Net income attributable to Virtus Investment Partners, Inc. of $4.65 per diluted share included ($1.54) of realized and unrealized losses on investments, partially offset by $0.42 of fair value adjustments to minority interests. Net income per diluted share of $6.12 in the prior quarter included $0.50 and $0.32 of fair value adjustments to minority interests and contingent consideration, respectively.

The effective tax rate of 29% increased from 22% in the prior quarter, primarily reflecting an increase in income tax valuation allowances for net unrealized and realized losses compared to the prior quarter.

Non-GAAP Results
Revenues, as adjusted, of $196.7 million increased 3% from $191.0 million in the prior quarter primarily due to an increase in average assets under management.
Employment expenses, as adjusted, of $98.7 million compared with $97.2 million due to higher variable incentive compensation. Other operating expenses, as adjusted, of $31.1 million decreased from $32.0 million due to lower rent expense and the prior quarter impact of the annual equity grant to the Board of Directors, partially offset by $1.0 million of discrete business initiative expenses.

Operating income, as adjusted, of $65.0 million and the related margin of 33.0% increased from $59.8 million and 31.3%, respectively, due to the increase in revenues and essentially flat operating expenses.

Net income attributable to Virtus Investment Partners, Inc., as adjusted, per diluted share was $6.69, a 7% increase from $6.25 in the prior quarter and included ($0.11) per share of discrete business initiative expenses. The sequential increase primarily reflected higher investment management fees.

The effective tax rate, as adjusted, of 26% was essentially unchanged from the prior quarter.

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | virtus.com

Virtus Investment Partners, Inc. 4.

Select Balance Sheet Items and Metrics (Unaudited)
(in millions)

	As of			As of
Select Balance Sheet Items	9/30/2025	9/30/2024	Change	6/30/2025	Change
Cash and cash equivalents	$370.6	$195.5	90%	$172.2	115%
Gross debt (1)	$400.0	$241.8	65%	$234.7	70%
Contingent consideration (2)	$37.4	$59.4	(37%)	$37.4	—%
Redeemable noncontrolling interests (3)	$38.7	$59.0	(34%)	$56.3	(31%)
Total equity exc. noncontrolling interests	$918.7	$889.1	3%	$896.4	2%
Other Metrics
Working capital (4)	$288.4	$108.5	166%	$144.0	100%
Net debt (cash) (5)	$29.4	$46.2	(37%)	$62.5	(53%)

(1)Excludes deferred financing costs of $9.4 million, $4.3 million, and $3.4 million, as of September 30, 2025, September 30, 2024, and June 30, 2025, respectively
(2)Represents estimated revenue participation and other contingent payments
(3)Excludes redeemable noncontrolling interests of consolidated investment products of $64.5 million, $39.1 million, and $66.8 million as of September 30, 2025, September 30, 2024, and June 30, 2025, respectively
(4)Defined as cash and cash equivalents plus accounts receivable, net, and deferred compensation related investments less accrued compensation and benefits (excluding those of minority interests), accounts payable and accrued liabilities, dividends payable, as well as debt principal payments and revenue participation obligations due within 12 months
(5)Defined as gross debt less cash and cash equivalents in accordance with the company's credit agreement

The company completed a refinancing of its credit arrangement on September 26, 2025 with a new $400.0 million senior secured loan and $250.0 million revolving credit facility, increasing the company's financial flexibility and extending its debt maturity profile.
Working capital of $288.4 million at September 30, 2025 doubled from June 30, 2025 primarily due to net proceeds from the debt refinancing partially offset by $29.7 million to sponsor the new CLO and a $14.8 million increase in equity ownership of a majority-owned investment manager.
During the quarter, the company increased its quarterly dividend by 7% to $2.40 per share.
Gross debt at September 30, 2025 was $400.0 million. Net debt was $29.4 million, or 0.1x EBITDA.

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | virtus.com

Virtus Investment Partners, Inc. 5.

Conference Call and Investor Presentation
Management will host an investor conference call and webcast on Friday, October 24 2025, at 10 a.m. Eastern to discuss these financial results and related matters. The presentation that will accompany the conference call is available in the Investor Relations section of virtus.com. A replay of the call will be available in the Investor Relations section for at least one year. We routinely post important information for investors on the Investor Relations section of our website and may use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. We may also use social media channels to communicate with our investors and the public about our company, our products and other matters, and those communications could be deemed to be material information. The information contained on, or that may be accessed through, our website or social media channels are not incorporated by reference into, and are not a part of, this document.

About Virtus Investment Partners, Inc.
Virtus Investment Partners (NYSE: VRTS) is a distinctive partnership of boutique investment managers singularly committed to the long-term success of individual and institutional investors. We provide investment products and services from our investment managers, each with a distinct investment style and autonomous investment process, as well as select subadvisers. Investment solutions are available across multiple disciplines and product types to meet a wide array of investor needs. Additional information about our firm, investment partners, and strategies is available at virtus.com.

Investor Relations Contact	Media Relations Contact
Sean Rourke (860) 263-4709 sean.rourke@virtus.com	Laura Parsons (860) 503-1382 laura.parsons@virtus.com

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | virtus.com

Virtus Investment Partners, Inc. 6.

U.S. GAAP Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	Three Months Ended			Three Months Ended		Nine Months Ended
	9/30/2025	9/30/2024	Change	6/30/2025	Change	9/30/2025	9/30/2024	Change
Revenues
Investment management fees	$183,762	$193,843	(5%)	$179,476	2%	$549,329	$573,855	(4%)
Distribution and service fees	12,517	13,567	(8%)	11,968	5%	37,238	41,007	(9%)
Administration and shareholder service fees	18,869	18,560	2%	18,048	5%	54,924	55,546	(1%)
Other income and fees	1,237	1,059	17%	1,033	20%	3,351	3,047	10%
Total revenues	216,385	227,029	(5%)	210,525	3%	644,842	673,455	(4%)
Operating Expenses
Employment expenses	98,807	105,555	(6%)	98,030	1%	305,930	326,385	(6%)
Distribution and other asset-based expenses	22,034	24,175	(9%)	21,975	—%	66,905	72,218	(7%)
Other operating expenses	32,428	30,363	7%	32,564	—%	98,051	94,788	3%
Operating expenses of consolidated investment products	496	465	7%	810	(39%)	2,306	4,064	(43%)
Restructuring expense	693	—	N/M	—	N/M	693	1,487	(53%)
Change in fair value of contingent consideration	—	(4,000)	(100%)	(3,014)	(100%)	(3,014)	(7,300)	(59%)
Depreciation expense	1,922	2,330	(18%)	2,006	(4%)	6,273	6,628	(5%)
Amortization expense	12,945	12,883	—%	12,944	—%	38,833	43,416	(11%)
Total operating expenses	169,325	171,771	(1%)	165,315	2%	515,977	541,686	(5%)
Operating Income (Loss)	47,060	55,258	(15%)	45,210	4%	128,865	131,769	(2%)
Other Income (Expense)
Realized and unrealized gain (loss) on investments, net	2,257	4,552	(50%)	3,971	(43%)	5,237	6,415	(18%)
Realized and unrealized gain (loss) of consolidated investment products, net	(14,913)	(5,128)	191%	(5,204)	187%	(27,766)	(16,529)	68%
Other income (expense), net	536	548	(2%)	1,137	(53%)	2,671	1,695	58%
Total other income (expense), net	(12,120)	(28)	N/M	(96)	N/M	(19,858)	(8,419)	136%
Interest Income (Expense)
Interest expense	(5,299)	(5,807)	(9%)	(4,582)	16%	(14,442)	(17,099)	(16%)
Interest and dividend income	2,200	2,913	(24%)	2,054	7%	7,270	9,025	(19%)
Interest and dividend income of investments of consolidated investment products	45,918	50,628	(9%)	46,037	—%	139,508	154,128	(9%)
Interest expense of consolidated investment products	(33,310)	(38,063)	(12%)	(33,477)	—%	(101,346)	(120,035)	(16%)
Total interest income (expense), net	9,509	9,671	(2%)	10,032	(5%)	30,990	26,019	19%
Income (Loss) Before Income Taxes	44,449	64,901	(32%)	55,146	(19%)	139,997	149,369	(6%)
Income tax expense (benefit)	13,108	15,797	(17%)	12,403	6%	37,861	36,376	4%
Net Income (Loss)	31,341	49,104	(36%)	42,743	(27%)	102,136	112,993	(10%)
Noncontrolling interests	585	(8,124)	N/M	(370)	N/M	810	(24,541)	N/M
Net Income (Loss) Attributable to Virtus Investment Partners, Inc.	$31,926	$40,980	(22%)	$42,373	(25%)	$102,946	$88,452	16%
Earnings (Loss) Per Share - Basic	$4.73	$5.80	(18%)	$6.18	(23%)	$15.02	$12.45	21%
Earnings (Loss) Per Share - Diluted	$4.65	$5.71	(19%)	$6.12	(24%)	$14.81	$12.23	21%
Cash Dividends Declared Per Common Share	$2.40	$2.25	7%	$2.25	7%	$6.90	$6.05	14%
Weighted Average Shares Outstanding - Basic	6,757	7,071	(4%)	6,855	(1%)	6,854	7,105	(4%)
Weighted Average Shares Outstanding - Diluted	6,867	7,176	(4%)	6,922	(1%)	6,953	7,234	(4%)

N/M - Not Meaningful

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | virtus.com

Virtus Investment Partners, Inc. 7.

Assets Under Management - Product and Asset Class
(in millions)

	Three Months Ended
	9/30/2024	12/31/2024	3/31/2025	6/30/2025	9/30/2025
By Product (period end):
Open-End Funds (1)	$58,100	$56,073	$53,608	$55,653	$55,724
Closed-End Funds	10,432	10,225	10,273	10,481	10,867
Retail Separate Accounts (2)	50,610	49,536	46,920	47,445	46,798
Institutional Accounts (3)	64,600	59,167	56,662	57,131	55,936
Total	$183,742	$175,001	$167,463	$170,710	$169,325

By Product (average) (4)
Open-End Funds (1)	$56,731	$57,905	$56,104	$53,742	$55,889
Closed-End Funds	10,159	10,452	10,288	10,183	10,598
Retail Separate Accounts (2)	45,672	50,610	49,321	46,637	47,363
Institutional Accounts (3)	63,428	63,121	57,877	56,397	56,426
Total	$175,990	$182,088	$173,590	$166,959	$170,276

By Asset Class (period end):
Equity	$106,784	$100,792	$93,624	$96,232	$92,066
Fixed Income	39,014	37,696	37,930	38,594	39,750
Multi-Asset (5)	21,619	21,174	20,834	21,430	22,078
Alternatives (6)	16,325	15,339	15,075	14,454	15,431
Total	$183,742	$175,001	$167,463	$170,710	$169,325

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | virtus.com

Virtus Investment Partners, Inc. 8.

Assets Under Management - Average Management Fees Earned (7)
(in basis points)

	Three Months Ended
	9/30/2024	12/31/2024	3/31/2025	6/30/2025	9/30/2025
By Product:
Open-End Funds (1)	49.7	49.5	47.8	46.7	47.0
Closed-End Funds	58.5	58.8	58.5	58.6	58.5
Retail Separate Accounts (2)	43.7	42.6	42.9	42.9	41.8
Institutional Accounts (3)(8)	31.0	31.9	31.8	31.8	31.6
All Products (8)	41.9	42.0	41.7	41.3	41.2

(1)    Represents assets under management of U.S. retail funds, global funds, and exchange-traded funds
(2)    Includes investment models provided to managed account sponsors
(3)     Represents assets under management of institutional separate and commingled accounts including structured products
(4)    Calculated according to revenue earning basis that includes average daily, weekly, monthly beginning balance, monthly ending balance, or quarter beginning and ending balance, as well as quarter beginning or ending spot balance
(5)    Consists of multi-asset offerings not included in equity, fixed income, and alternatives
(6)    Consists of real estate securities, managed futures, event-driven, infrastructure, and other strategies
(7)    Represents investment management fees, as adjusted, divided by average assets. Investment management fees, as adjusted, exclude the impact of consolidated investment products and are net of revenue-related adjustments. Revenue-related adjustments are based on specific agreements and reflect the portion of investment management fees passed through to third-party client intermediaries for services to investors in sponsored investment products
(8)    Includes performance-related fees, in basis points, earned during the three months ended as follows:

	9/30/2024	12/31/2024	3/31/2025	6/30/2025	9/30/2025
Institutional Accounts	0.4	1.0	0.2	0.7	0.2
All Products	0.1	0.3	0.1	0.2	0.1
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Virtus Investment Partners, Inc. 9.

Assets Under Management - Asset Flows by Product
(in millions)

	Three Months Ended					Nine Months Ended
	9/30/2024	12/31/2024	3/31/2025	6/30/2025	9/30/2025	9/30/2024	9/30/2025
Open-End Funds (1)
Beginning balance	$55,852	$58,100	$56,073	$53,608	$55,653	$56,062	$56,073
Inflows	3,118	3,049	3,038	2,825	2,815	9,371	8,678
Outflows	(4,143)	(4,165)	(4,110)	(3,806)	(3,901)	(12,367)	(11,817)
Net flows	(1,025)	(1,116)	(1,072)	(981)	(1,086)	(2,996)	(3,139)
Market performance	3,410	(541)	(1,250)	3,211	1,335	5,490	3,296
Other (2)	(137)	(370)	(143)	(185)	(178)	(456)	(506)
Ending balance	$58,100	$56,073	$53,608	$55,653	$55,724	$58,100	$55,724

Closed-End Funds
Beginning balance	$9,915	$10,432	$10,225	$10,273	$10,481	$10,026	$10,225
Inflows	—	1	5	4	3	—	12
Outflows	—	—	(40)	(2)	(10)	(41)	(52)
Net flows	—	1	(35)	2	(7)	(41)	(40)
Market performance	845	(55)	257	378	581	1,167	1,216
Other (2)	(328)	(153)	(174)	(172)	(188)	(720)	(534)
Ending balance	$10,432	$10,225	$10,273	$10,481	$10,867	$10,432	$10,867

Retail Separate Accounts (3)
Beginning balance	$45,672	$50,610	$49,536	$46,920	$47,445	$43,202	$49,536
Inflows	2,260	1,816	1,742	1,468	1,449	6,805	4,659
Outflows	(1,829)	(1,745)	(2,410)	(2,264)	(2,666)	(5,212)	(7,340)
Net flows	431	71	(668)	(796)	(1,217)	1,593	(2,681)
Market performance	4,507	(1,145)	(1,947)	1,322	579	5,812	(46)
Other (2)	—	—	(1)	(1)	(9)	3	(11)
Ending balance	$50,610	$49,536	$46,920	$47,445	$46,798	$50,610	$46,798

Institutional Accounts (4)
Beginning balance	$62,146	$64,600	$59,167	$56,662	$57,131	$62,969	$59,167
Inflows	1,219	1,574	1,455	1,283	2,006	4,141	4,744
Outflows	(2,349)	(5,376)	(2,659)	(3,455)	(3,548)	(8,284)	(9,662)
Net flows	(1,130)	(3,802)	(1,204)	(2,172)	(1,542)	(4,143)	(4,918)
Market performance	3,790	(1,141)	(1,170)	2,844	498	6,242	2,172
Other (2)	(206)	(490)	(131)	(203)	(151)	(468)	(485)
Ending balance	$64,600	$59,167	$56,662	$57,131	$55,936	$64,600	$55,936

Total
Beginning balance	$173,585	$183,742	$175,001	$167,463	$170,710	$172,259	$175,001
Inflows	6,597	6,440	6,240	5,580	6,273	20,317	18,093
Outflows	(8,321)	(11,286)	(9,219)	(9,527)	(10,125)	(25,904)	(28,871)
Net flows	(1,724)	(4,846)	(2,979)	(3,947)	(3,852)	(5,587)	(10,778)
Market performance	12,552	(2,882)	(4,110)	7,755	2,993	18,711	6,638
Other (2)	(671)	(1,013)	(449)	(561)	(526)	(1,641)	(1,536)
Ending balance	$183,742	$175,001	$167,463	$170,710	$169,325	$183,742	$169,325

(1)     Represents assets under management of U.S. retail funds, global funds and exchange-traded funds
(2)     Represents open-end and closed-end fund distributions net of reinvestments, the impact of non-sales related activities such as asset acquisitions/(dispositions), seed capital investments/(withdrawals), current income or capital returned by structured products, and the use of leverage
(3)    Includes investment models provided to managed account sponsors
(4)     Represents assets under management of institutional separate and commingled accounts including structured products

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | virtus.com

Virtus Investment Partners, Inc. 10.

Non-GAAP Information and Reconciliations
(in thousands except per share data)

The non-GAAP financial measures included in this release differ from financial measures determined in accordance with U.S. GAAP as a result of the reclassification of certain income statement items, as well as the exclusion of certain expenses and other items that are not reflective of the earnings generated from providing investment management and related services. Management uses these measures to evaluate the company’s financial performance and operational decision-making. Management believes that these non-GAAP financial measures, when presented together with directly comparable U.S. GAAP measures, are useful to investors and other interested parties to provide additional insight, promote transparency and allow for a more comprehensive understanding of the information used by management. Please see the Notes to Reconciliations on page 13 for additional information on how these measures reflect the company’s operating results. Non-GAAP financial measures have material limitations and should not be viewed in isolation or as a substitute for U.S. GAAP measures. Also, the non-GAAP financial measures referenced in this release may not be comparable to the similarly titled measures used by other companies.

The following are reconciliations and related notes of the most directly comparable U.S. GAAP measure to each non-GAAP measure:

	Three Months Ended
Revenues	9/30/2025	9/30/2024	6/30/2025
Total revenues, GAAP	$216,385	$227,029	$210,525
Consolidated investment products revenues (1)	2,338	2,271	2,435
Investment management fees (2)	(9,514)	(10,606)	(10,006)
Distribution and service fees (2)	(12,520)	(13,569)	(11,969)
Total revenues, as adjusted	$196,689	$205,125	$190,985

Operating Expenses
Total operating expenses, GAAP	$169,325	$171,771	$165,315
Consolidated investment products expenses (1)	(496)	(465)	(810)
Distributions to minority interests (3)	(815)	—	(745)
Distribution and other asset-based expenses (4)	(22,034)	(24,175)	(21,975)
Amortization of intangible assets (5)	(12,945)	(12,883)	(12,944)
Restructuring expense (6)	(693)	—	—
Deferred compensation and related investments (7)	(328)	(937)	(531)
Acquisition and integration expenses (8)	(454)	3,044	2,579
Other (9)	160	(1,698)	325
Total operating expenses, as adjusted	$131,720	$134,657	$131,214

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | virtus.com

Virtus Investment Partners, Inc. 11.

	Three Months Ended
Operating Income (Loss)	9/30/2025	9/30/2024	6/30/2025
Operating income (loss), GAAP	$47,060	$55,258	$45,210
Consolidated investment products (earnings) losses (1)	2,834	2,736	3,245
Distributions to minority interests (3)	815	—	745
Amortization of intangible assets (5)	12,945	12,883	12,944
Restructuring expense (6)	693	—	—
Deferred compensation and related investments (7)	328	937	531
Acquisition and integration expenses (8)	454	(3,044)	(2,579)
Other (9)	(160)	1,698	(325)
Operating income (loss), as adjusted	$64,969	$70,468	$59,771

Operating margin, GAAP	21.7%	24.3%	21.5%
Operating margin, as adjusted	33.0%	34.4%	31.3%

Income (Loss) Before Taxes
Income (loss) before taxes, GAAP	$44,449	$64,901	$55,146
Consolidated investment products (earnings) losses (1)	4	(2,251)	(1,808)
Distributions to minority interests (3)	815	—	745
Amortization of intangible assets (5)	12,945	12,883	12,944
Restructuring expense (6)	693	—	—
Deferred compensation and related investments (7)	156	(512)	(436)
Acquisition and integration expenses (8)	454	(3,044)	(2,579)
Other (9)	348	1,698	(325)
Seed capital and CLO investments (gains) losses (10)	4,999	(3,074)	(2,097)
Income (loss) before taxes, as adjusted	$64,863	$70,601	$61,590

Income Tax Expense (Benefit)
Income tax expense (benefit), GAAP	$13,108	$15,797	$12,403
Tax impact of:
Amortization of intangible assets (5)	3,367	3,434	3,404
Restructuring expense (6)	180	—	—
Deferred compensation and related investments (7)	41	(136)	(115)
Acquisition and integration expenses (8)	118	(811)	(678)
Other (9)	(11)	(135)	43
Seed capital and CLO investments (gains) losses (10)	66	668	1,142
Income tax expense (benefit), as adjusted	$16,869	$18,817	$16,199

Effective tax rate, GAAPA	29.5%	24.3%	22.5%
Effective tax rate, as adjustedB	26.0%	26.7%	26.3%
A     Reflects income tax expense (benefit), GAAP, divided by income (loss) before taxes, GAAP
B     Reflects income tax expense (benefit), as adjusted, divided by income (loss) before taxes, as adjusted

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Virtus Investment Partners, Inc. 12.

	Three Months Ended
Net Income (Loss) Attributable to Virtus Investment Partners, Inc.	9/30/2025	9/30/2024	6/30/2025
Net income (loss) attributable to Virtus Investment Partners, Inc.	$31,926	$40,980	$42,373
Amortization of intangible assets, net of tax (5)	9,554	9,419	9,514
Restructuring expense, net of tax (6)	513	—	—
Deferred compensation and related investments (7)	115	(376)	(321)
Acquisition and integration expenses, net of tax (8)	336	(2,233)	(1,901)
Other, net of tax (9)	(1,436)	5,595	(3,136)
Seed capital and CLO investments (gains) losses, net of tax (10)	4,933	(3,742)	(3,239)
Net income (loss) attributable to Virtus Investment Partners, Inc., as adjusted	$45,941	$49,643	$43,290
Weighted average shares outstanding - diluted	6,867	7,176	6,922

Earnings (loss) per share - diluted, GAAP	$4.65	$5.71	$6.12
Earnings (loss) per share - diluted, as adjusted	$6.69	$6.92	$6.25

Administration and Shareholder Services Fees
Administration and shareholder service fees, GAAP	$18,869	$18,560	$18,048
Consolidated investment products fees (1)	22	19	25
Administration and shareholder service fees, as adjusted	$18,891	$18,579	$18,073

Employment Expenses
Employment expenses, GAAP	$98,807	$105,555	$98,030
Distributions to minority interests (3)	(815)	—	(745)
Deferred compensation and related investments (7)	(328)	(937)	(531)
Acquisition and integration expenses (8)	(454)	(956)	(435)
Other (9)	1,474	(1,144)	917
Employment expenses, as adjusted	$98,684	$102,518	$97,236

Other Operating Expenses
Other operating expenses, GAAP	$32,428	$30,363	$32,564
Other (9)	(1,314)	(554)	(592)
Other operating expenses, as adjusted	$31,114	$29,809	$31,972

Total Other Income (Expense), Net
Total other income (expense), net GAAP	$(12,120)	$(28)	$(96)
Consolidated investment products (1)	7,874	5,729	4,240
Deferred compensation and related investments (7)	(148)	(1,423)	(945)
Seed capital and CLO investments (gains) losses (10)	4,999	(3,074)	(2,097)
Total other income (expense), net as adjusted	$605	$1,204	$1,102

Interest and Dividend Income
Interest and dividend income, GAAP	$2,200	$2,913	$2,054
Consolidated investment products (1)	1,904	1,849	3,267
Deferred compensation and related investments (7)	(24)	(26)	(22)
Interest and dividend income, as adjusted	$4,080	$4,736	$5,299
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Virtus Investment Partners, Inc. 13.

	Three Months Ended
Total Noncontrolling Interests	9/30/2025	9/30/2024	6/30/2025
Total noncontrolling interests, GAAP	$585	$(8,124)	$(370)
Consolidated investment products (1)	(4)	2,251	1,808
Distributions to minority interests (3)	(815)	—	(745)
Amortization of intangible assets (5)	(24)	(30)	(26)
Other (9)	(1,795)	3,762	(2,768)
Total noncontrolling interests, as adjusted	$(2,053)	$(2,141)	$(2,101)

Notes to Reconciliations:
1.Consolidated investment products - Revenues and expenses generated by operating activities of mutual funds and collateralized loan obligations (CLOs) that are consolidated in the financial statements. Management believes that excluding these operating activities to reflect net revenues and expenses of the company prior to the consolidation of these products is consistent with the approach of reflecting its operating results from managing third-party client assets.

Revenue Related
2.Investment management/Distribution and service fees - Each of these revenue line items is reduced to exclude fees passed through to third-party client intermediaries who own the retail client relationship and are responsible for distributing company sponsored investment products and servicing the client. The amount of fees fluctuates each period, based on a predetermined percentage of the value of assets under management, and varies based on the type of investment product. The specific adjustments are as follows:
Investment management fees - Based on specific agreements, the portion of investment management fees passed through to third-party intermediaries for services to investors in sponsored investment products.
Distribution and service fees - Based on distinct arrangements, fees collected by the company then passed through to third-party client intermediaries for services to investors in sponsored investment products. The adjustment represents all of the company's distribution and service fees that are recorded as a separate line item on the condensed consolidated statements of operations.
Management believes that making these adjustments aids in comparing the company's operating results with other asset management firms that do not utilize third-party client intermediaries.

Expense Related
3.Distributions to minority interests - Earnings allocated and paid to certain limited partners of a majority owned manager are recorded as employment expenses in the financial statements. Management believes reclassifying these earnings distributions to noncontrolling interests to reflect these payments as non-operating earnings distributions aids in comparing the company's operating results with other asset managers that do not have majority-owned managers.
4.Distribution and other asset-based expenses - Primarily payments to third-party client intermediaries for providing services to investors in sponsored investment products. Management believes that making this adjustment aids in comparing the company’s operating results with other asset management firms that do not utilize third-party client intermediaries.
5.Amortization of intangible assets - Non-cash amortization expense or impairment expense, if any, attributable to acquisition-related intangible assets, including any portion that is allocated to noncontrolling interests. Management believes that making this adjustment aids in comparing the company’s operating results with other asset management firms that have not engaged in acquisitions.
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Virtus Investment Partners, Inc. 14.

6.Restructuring expense - Certain non-recurring expenses associated with restructuring the business, including lease abandonment-related expenses and severance costs associated with staff reductions that are not reflective of ongoing earnings generation of the business.
7.Deferred compensation and related investments - Compensation expense, gains and losses (realized and unrealized), and interest and dividend income related to deferred compensation and related balance sheet investments. Market performance of deferred compensation plans and related investments can vary significantly from period to period. Management believes that making this adjustment aids in comparing the Company's operating results with prior periods.
8.Acquisition and integration expenses - Expenses that are directly related to acquisition and integration activities. Acquisition expenses include certain transaction related employment expenses, transaction closing costs, change in fair value of contingent consideration, certain professional fees, and financing fees. Integration expenses include costs incurred that are directly attributable to combining businesses, including compensation, restructuring and severance charges, professional fees, consulting fees, and other expenses. Management believes that making these adjustments aids in comparing the company’s operating results with other asset management firms that have not engaged in acquisitions.
Components of Acquisition and Integration Expenses for the respective periods are shown below:

	Three Months Ended
Acquisition and Integration Expenses	9/30/2025	9/30/2024	6/30/2025
Employment expenses	$454	$956	$435
Change in fair value of contingent consideration	—	(4,000)	(3,014)
Total Acquisition and Integration Expenses	$454	$(3,044)	$(2,579)

9.Other - Certain expenses that are not reflective of the ongoing earnings generation of the business. Employment expenses and noncontrolling interests are adjusted to exclude fair value measurements of manager minority interests. Other operating expenses are adjusted for non-capitalized debt issuance costs, amortization of lease termination fees and transition related expense (benefit). Interest expense is adjusted to remove gains on early extinguishment of debt and the write-off of previously capitalized costs in connection with a debt modification. Income tax expense (benefit) items are adjusted for uncertain tax positions, changes in tax law, valuation allowances, and other unusual or infrequent items not related to current operating results to reflect a normalized effective rate. Management believes that making these adjustments aids in comparing the company’s operating results with prior periods.

Components of Other for the respective periods are shown below:

	Three Months Ended
Other	9/30/2025	9/30/2024	6/30/2025
Employment expense fair value adjustments	$(1,474)	$1,144	$(917)
Non-capitalized debt issuance costs	1,314	—	—
Amortization of lease termination fees	—	1,773	592
(Gain) / loss on modification of debt	508	—	—
Transition related expense (benefit)	—	(1,219)	—
Tax impact of adjustments	42	(453)	85
Other discrete tax adjustments	(31)	588	(128)
Manager minority interest fair value adjustments	(1,795)	3,762	(2,768)
Total Other	$(1,436)	$5,595	$(3,136)

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Virtus Investment Partners, Inc. 15.

Seed Capital and CLO Related
10.Seed capital and CLO investments (gains) losses - Gains and losses (realized and unrealized) of seed capital and CLO investments. Gains and losses (realized and unrealized) generated by investments in seed capital and CLO investments can vary significantly from period to period and do not reflect the company’s operating results from providing investment management and related services. Management believes that making this adjustment aids in comparing the company’s operating results with prior periods and with other asset management firms that do not have meaningful seed capital and CLO investments.
Definitions:
Revenues, as adjusted, comprise the fee revenues paid by clients for investment management and related services. Revenues, as adjusted, for purposes of calculating net income attributable to Virtus Investment Partners, Inc., as adjusted, differ from U.S. GAAP, namely in excluding the impact of operating activities of consolidated investment products and reduced to exclude fees passed through to third-party client intermediaries who own the retail client relationship and are responsible for distributing the product and servicing the client.
Operating expenses, as adjusted, is calculated to reflect expenses from ongoing continuing operations. Operating expenses, as adjusted, for purposes of calculating net income attributable to Virtus Investment Partners, Inc., as adjusted, differ from U.S. GAAP expenses in that they exclude amortization or impairment, if any, of intangible assets, restructuring and severance, the effect of consolidated investment products, acquisition and integration-related expenses and certain other expenses that do not reflect the ongoing earnings generation of the business.
Operating margin, as adjusted, is a metric used to evaluate efficiency represented by operating income, as adjusted, divided by revenues, as adjusted.
Earnings (loss) per share, as adjusted, represent net income (loss) attributable to Virtus Investment Partners, Inc., as adjusted, divided by weighted average shares outstanding, as adjusted, on either a basic or diluted basis.

Forward-Looking Information
This press release contains statements that are, or may be considered to be, forward-looking statements. All statements that are not historical facts, including statements about our beliefs or expectations, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be identified by such forward-looking terminology as “expect,” “estimate,” “intent,” “plan,” “intend,” “believe,” “anticipate,” “may,” “will,” “should,” “could,” “continue,” “project,” “opportunity,” “predict,” “would,” “potential,” “future,” “forecast,” “guarantee,” “assume,” “likely,” “target” or similar statements or variations of such terms.
Our forward-looking statements are based on a series of expectations, assumptions and projections about the company and the markets in which we operate, are not guarantees of future results or performance, and involve substantial risks and uncertainty including assumptions and projections concerning our assets under management, net asset inflows and outflows, operating cash flows, business plans, and ability to borrow, for all future periods. All of our forward-looking statements are as of the date of this release only. The company can give no assurance that such expectations or forward-looking statements will prove to be correct. Actual results may differ materially.
Our business and our forward-looking statements involve substantial known and unknown risks and uncertainties, including those discussed under "Risk Factors" and "Management’s Discussion and Analysis of Financial Condition and Results of Operations" in our 2024 Annual Report on Form 10-K, as supplemented by our periodic filings with the Securities and Exchange Commission (the "SEC"), as well as the following risks and uncertainties resulting from: (i) reduction in our assets under management; (ii) financial or business risks from strategic transactions; (iii) withdrawal, renegotiation or termination of investment management agreements; (iv) damage to our reputation; (v) inability to satisfy financial debt covenants and required payments; (vi) lack of sufficient capital on satisfactory terms; (vii) inability to attract and retain key personnel; (viii) challenges from competition; (ix)
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Virtus Investment Partners, Inc. 16.

adverse developments related to unaffiliated subadvisers; (x) negative changes in key distribution relationships; (xi) interruptions, breaches, or failures of technology systems; (xii) loss on our investments; (xiii) adverse regulatory and legal developments; (xiv) failure to comply with investment guidelines or other contractual requirements; (xv) adverse civil litigation, government investigations, or proceedings; (xvi) unfavorable changes in tax laws or unanticipated tax obligations; (xvii) impediments from certain corporate governance provisions; (xviii) losses or costs not covered by insurance; (xix) impairment of goodwill or other intangible assets; and other risks and uncertainties. Any occurrence of, or any material adverse change in, one or more risk factors or risks and uncertainties referred to above, in our 2024 Annual Report on Form 10-K, and our other periodic reports filed with the SEC could materially and adversely affect our operations, financial results, cash flows, prospects and liquidity.

Certain other factors that may impact our continuing operations, prospects, financial results and liquidity, or that may cause actual results to differ from such forward-looking statements, are discussed or included in the company’s periodic reports filed with the SEC and are available on our website at virtus.com under “Investor Relations.” You are urged to carefully consider all such factors.

The company does not undertake or plan to update or revise any such forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this release, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized. If there are any future public statements or disclosures by us that modify or affect any of the forward-looking statements contained in or accompanying this release, such statements or disclosures will be deemed to modify or supersede such statements in this release.
Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | virtus.com